EXHIBIT 10.59

First Amendment to the
Weingarten Realty Retirement Plan
R E C I T A L S:
A.    WHEREAS, Weingarten Realty Investors (the "Employer") has previously established the Weingarten Realty Retirement Plan (the "Plan") for the benefit of those employees who qualify thereunder and for their Beneficiaries; and
B.    WHEREAS, the Employer has determined it to be necessary and desirable to amend the Plan to cause it to comply with Revenue Ruling 2013-17 and Notice 2014-19 relating to the recognition of same sex marriages for federal tax purposes; and
C.    WHEREAS, the Employer has the power and authority to amend the Plan pursuant to Section 16.1 of the Plan;
NOW, THEREFORE, pursuant to Section 16.1 of the Plan, the following amendment is hereby made and shall be effective as of June 26, 2013.
Section 1.1(tt) is hereby amended to be and read as follows:

"(tt)
A Participant's "Spouse" means the person who is the Participant's lawful spouse. A Spouse may be an individual of the same sex if the individual and the Participant were lawfully married under state law, regardless of where the couple subsequently is domiciled."

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IN WITNESS WHEREOF, the Employer has caused the Plan to be amended by this First Amendment this 16 day of December, 2014, to be effective as stated herein.

WEINGARTEN REALTY INVESTORS

By:         /s/ Stephen C. Richter
Name:     Stephen C. Richter
Title     Executive Vice President/CFO